Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Newpark Resources, Inc.:
Form S-8 No. 33-62643 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);
Form S-8 No. 333-07225 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan, as amended);
Form S-8 No. 333-33624 (the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan);
Form S-8 No. 333-39948 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan, as amended);
Form S-8 No. 333-106394 (the Newpark Resources, Inc. 2003 Long Term Incentive Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-106394 on Form S-8;
Form S-8 No. 333-118140 (the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-118140 on Form S-8;
Form S-8 No. 333-141577 (the Newpark Resources, Inc. 2006 Equity Incentive Plan, 1999 Employee Stock Purchase Plan (as amended) and individual awards);
Form S-8 No. 333-156010 (the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan); and
Form S-3 No. 333-156009 and related prospectus
of our report dated March 6, 2008 (except as to: (i) the reclassification in 2008 of the U.S. Environmental Services business as continuing operations as to which the date is March 6, 2009, (ii) the reclassifications in the consolidated statement of operations discussed in Note 1 as to which the date is March 3, 2010, and (iii) Note 16 as to which the date is May 12, 2010), with respect to the consolidated financial statements of Newpark Resources, Inc. for the year ended December 31, 2007, included in this Current Report (Form 8-K) dated May 12, 2010.
/s/ Ernst & Young LLP
Houston, Texas
May 12, 2010